 Exhibit 99.1

CĪON INVESTMENT CORPORATION ANNOUNCES OPERATING RESULTS

FOR IMMEDIATE RELEASE
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NEW YORK, NY (March 11, 2016)  – CĪON Investment Corporation ("CĪON"), a middle market loan fund that is structured as a non-traded business development company, provides an overview of its operating results for the year ended December 31, 2015.

Financial Highlights:

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Total investment return-net asset value was 2.13% during the year ended December 31, 2015.  Since commencement of operations on December 17, 2012, total investment return-net asset value is 21.87%, an annualized return of 6.72%[1].

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CĪON declared cash distributions to shareholders totaling approximately $57.3 million, or $0.7316 per share, during the year ended December 31, 2015, which were fully covered by taxable income, up from approximately $24.5 million, or $0.7306 per share, during the year ended December 31, 2014.

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Since its commencement of operations through December 31, 2015, CĪON increased its gross share price six times from $10.00 to $10.45 per share and decreased its gross share price three times from $10.45 to $9.95 per share. On March 8, 2016, CĪON decreased its gross share price from $9.95 to $9.40 per share, resulting in a cumulative net decrease of $0.60 per share.

•
During the year, CĪON made approximately $959.7 million of new investments and sold or received repayment of investments totaling approximately $349.3 million, resulting in net investment activity of approximately $610.4 million[2].

•	As of December 31, 2015, CĪON had an interest in investments in 142 portfolio companies with a fair value of $1.33 billion, of which[2]:

o	93.0% were senior secured investments (55.4% first lien, 37.6% second lien); and
o	97.0% were floating rate investments.

Certain Information About Distributions
The determination of the tax attributes of CĪON's distributions is made annually as of the end of CĪON's fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. CĪON intends to update shareholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to shareholders will be reported to shareholders annually on a Form 1099-DIV. The payment of future distributions on CĪON's common stock is subject to the discretion of the Board and applicable legal restrictions, and therefore, there can be no assurance as to the amount or timing of any such future distributions.

CĪON may fund its cash distributions to shareholders from any sources of funds available to it, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and expense reimbursements from ICON Investment Group, LLC ("IIG") and Apollo Investment Management, L.P. ("AIM"), which are subject to recoupment. To date, distributions have not been paid from offering proceeds or borrowings.  To date, if expense reimbursements from IIG were not supported, some or all of the distributions may have been a return of capital; however, distributions have not included a return of capital as of the date hereof.  CĪON has not established limits on the amount of funds it may use from available sources to make distributions. Through December 31, 2014, a portion of CĪON's distributions resulted from expense reimbursements from IIG, and future distributions may result from expense reimbursements from IIG and AIM, each of which are subject to repayment by CĪON within three years. The purpose of this arrangement is to avoid such distributions being characterized as returns of capital. Shareholders should understand that any such distributions are not based on CĪON's investment performance, and can only be sustained if CĪON achieves positive investment performance in future periods and/or IIG and AIM continue to make such expense reimbursements. Shareholders should also understand that CĪON's future repayments of expense reimbursements will reduce the distributions that they would otherwise receive.  There can be no assurance that CĪON will achieve such performance in order to sustain these distributions, or be able to pay distributions at all.  IIG and AIM have no obligation to provide expense reimbursements to CĪON in future periods.
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1 Total investment return-net asset value is a measure of the change in total value for shareholders who held CĪON's common stock at the beginning and end of the period, including distributions paid or payable during the period. Total investment return-net asset value is based on (i) the beginning period net asset value per share on the first day of the period, (ii) the net asset value per share on the last day of the period of (A) one share plus (B) any fractional shares issued in connection with the reinvestment of monthly distributions, and (iii) the value of distributions payable, if any, on the last day of the period. The total investment return-net asset value calculation assumes that (i) monthly cash distributions are reinvested in accordance with CĪON's distribution reinvestment plan then in effect and (ii) the fractional shares issued pursuant to the distribution reinvestment plan then in effect were issued at 95% from January 1, 2013 through September 30, 2013 and subsequently issued at 90% of the then public offering price on the date of purchase. The total investment return-net asset value for the period from January 31, 2012 (Inception) through December 31, 2012 was calculated by taking the difference between (i) the net asset value per share as of December 31, 2012 and (ii) the net asset value per share on the day CĪON commenced operations (December 17, 2012), and dividing such difference by the net asset value per share on the day CĪON commenced operations. The total investment return-net asset value does not consider the effect of the sales load from the sale of CĪON's common stock. The total investment return-net asset value includes the effect of the issuance of shares at a net offering price that is greater than net asset value per share, which causes an increase in net asset value per share. Total returns covering less than a full year are not annualized.

Total investment return-net asset value is presented on a "net" basis and reflects management and incentive fees, offering, organizational and other costs, interest expense on borrowed funds and other related expenses that are borne by investors in CĪON, but excludes all sales commissions and dealer manager fees. If these had been deducted, performance would have been lower.

2  Data includes Total Return Swap ("TRS") reference assets that are owned and held by a counterparty to the TRS agreement and excludes CĪON's short term investments.

ABOUT CĪON INVESTMENT CORPORATION

CĪON is a middle-market loan fund that is structured as a publicly registered, non-traded business development company.  CĪON offers individual investors the opportunity to invest primarily in the senior-secured debt of private U.S. middle market companies.  CĪON leverages the experience of its adviser – CĪON Investment Management, LLC, an ICON Investments company –  and its sub-adviser – Apollo Investment Management, L.P., a subsidiary of Apollo Global Management, LLC – to meet its investment objective of generating current income and, to a lesser extent, long-term capital appreciation for its investors.  For more information, please visit www.cioninvestmentcorp.com.

ABOUT ICON
ICON Investments ("ICON") provides innovative alternative investment solutions to individual and institutional investors through publicly-registered programs, private funds, and separately managed accounts.  As part of its business strategy, ICON has a growing suite of integrated alternative solutions for the intermediary channel, which currently includes CĪON.  ICON and its affiliates have managed investments for more than 81,000 investors and made more than $4.5 billion in total investments. ICON distributes its current sponsored offerings through its affiliated dealer manager, CĪON Securities, LLC (formerly, ICON Securities, LLC).  For more information, please visit www.iconinvestments.com.

ABOUT APOLLO

Apollo Global Management, LLC together with its subsidiaries ("Apollo") is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Chicago, Bethesda, Toronto, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong and Shanghai. Apollo had assets under management of approximately $170 billion as of December 31, 2015, in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

FORWARD LOOKING STATEMENTS

The information in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are identified by words such as "may," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "would," "could," "should," and variations of these words and similar expressions, including references to assumptions and forecasts of future results. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.  CĪON undertakes no obligation to update any forward-looking statements contained herein to conform the statements to actual results or changes in its expectations.

OTHER INFORMATION

The information in this press release is summary information only and should be read in conjunction with CĪON's Annual Report on Form 10-K for the year ended December 31, 2015, which CĪON filed with the Securities and Exchange Commission ("SEC") on March 11, 2016, as well as CĪON's other reports filed with the SEC. A copy of CĪON's Annual Report on Form 10-K for the year ended December 31, 2015 and CĪON's other reports filed with the SEC can be found on CĪON's website at www.cioninvestmentcorp.com and the SEC's website at www.sec.gov.

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